Exhibit (b)

Hansberger International Series

Section 906 Certification

In connection with the report on Form N-CSR for the period ended December 31, 2013 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	By:
President & Chief Executive Officer Hansberger International Series	Treasurer Hansberger International Series

/s/ David L. Giunta	/s/ Michael C. Kardok
David L. Giunta	Michael C. Kardok
Date: February 24, 2014	Date: February 24, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Hansberger International Series, and will be retained by the Hansberger International Series and furnished to the Securities and Exchange Commission or its staff upon request.